SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 22, 2006

WASHINGTON MUTUAL, INC.
 (Exact name of Registrant as specified in its charter)

Washington	1-14667	91-1653725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 THIRD AVENUE, WMT 1601
SEATTLE, WASHINGTON 98101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 461-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 22, 2006, Washington Mutual, Inc. (the “Company”) amended Article II and Section 4.2 of its Restated Bylaws effective immediately (i) to reduce the size of the Company’s Board from 14 directors to 13 directors, which eliminated a vacancy on the Board; and (ii) to eliminate the Board of Directors classification provisions contained in the Bylaws.  These amendments were effected in connection with the amendment to the Company’s Articles of Incorporation to declassify the Board approved by the Company’s shareholders at the Company’s Annual Meeting held on April 18, 2006.  A copy of the Articles of Incorporation amendment was contained in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 17, 2006.

Pursuant to the amendment to Section 4.2 of the Restated Bylaws, each Company director will have such term as provided for in the Company’s Articles of Incorporation (as amended).  The Company’s Articles of Incorporation currently provide that every Company director will stand for re-election on an annual basis from and after the Company’s 2007 Annual Meeting of Shareholders.  Under the previous version of Section 4.2 of the Restated Bylaws, the Board of Directors was classified.

A copy of the amendments to Article II and Section 4.2 of the Company’s Restated Bylaws is attached to this Form 8-K as Exhibit 3.1, and is incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits.

(c)	Exhibits

	3.1	Amendments to Article II and Section 4.2 of the Bylaws of Washington Mutual, Inc.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2006		WASHINGTON MUTUAL, INC.
	By:	/s/ Fay L. Chapman Fay L. Chapman Senior Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendments to Article II and Section 4.2 of the Bylaws of Washington Mutual, Inc.